Exhibit 10.6

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) is executed on May 18, 2011, by and between Merit Management Partners I, L.P., Merit Management Partners II, L.P., Merit Management Partners III, L.P., Merit Energy Partners III, L.P., MEP III GOM, LLC, Merit Energy Partners D-III, L.P., Merit Energy Partners E-III, L.P., and Merit Energy Partners F-III, L.P. (collectively, “Seller”), and Black Elk Energy Offshore Operations, LLC (“Purchaser”).

RECITALS

A. Seller and Purchaser are parties to that Purchase and Sale Agreement executed on March 17, 2011, as amended on March 30, 2011 (the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning specified in the Agreement.

B. Seller and Purchaser desire to amend the Agreement in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. Reduction of Purchase Price. Purchaser has alleged a failure by Seller to complete level II and/or level III inspections of Seller’s offshore platforms or facilities identified on Exhibit “A” hereto as required by BOEM (such level II or level III inspections, the “Platform Inspections”). Without admitting that any such failed inspections constitute a breach of Seller’s representations and warranties, Seller agrees to reduce the Purchase Price set forth in Section 2.1 of the Agreement by $1,000,000.00. The new Purchase Price for the Assets shall be $39,000,000.00.

2. Extension of Closing Date. The date of May 18, 2011 appearing in Section 9.1(a) of the Agreement is hereby deleted and replaced with May 31, 2011.

3. Additional Deposit Amount. Prior to 5 p.m. central time on May 18, 2011, Purchaser shall pay to Seller $2,000,000.00 in immediately available funds which shall be added to the Deposit. Upon receipt of the funds from Purchaser, the total Deposit paid by Purchaser to Seller shall be $6,000,000.00 ($4,000,000.00 initial Deposit + $2,000,000.00 additional Deposit) and the Deposit shall be credited towards the Purchase Price at Closing or otherwise retained or delivered in accordance with the terms of the Agreement.

4. Revenue and Expense Estimates. Seller and Purchaser acknowledge and agree that the Preliminary Closing Statement delivered to Purchaser in advance of the Closing Date shall include estimates of revenue and expenses accrued or incurred with respect to the Assets through the month of May 2011 and the provisions of Section 2.3 (a) and (f) of the Agreement are amended to reflect such accrued or incurred revenues and expenses

5. Waiver of Title Defects and Environmental Defects. Seller and Purchaser acknowledge and agree that all Title Defects and Environmental Defects raised by Purchaser in its Title Defect Notice and Environmental Defect Notice dated May 11, 2011 are hereby waived and that Purchaser shall have no further rights to raise Title Defects or Environmental Defects.

6. Waiver of Breach. Seller and Purchaser acknowledge and agree that any breaches of representations or warranties raised by Purchaser prior to the date of this Amendment (including, but not limited to, any breaches associated with or related to any Platform Inspections) (the “Noted Claims”) are hereby waived and that Purchaser shall have no further right to assert any Noted Claim prior to or after the Closing Date. Notwithstanding anything to the contrary herein, any breaches of representations or warranties other than the Noted Claims may be asserted by Purchaser after the Closing Date but not before.

7. Retention of Obligations with respect to Certain Bonds. Seller and Purchaser agree that, for a period of (a) twelve months from the Closing Date, Seller shall be responsible to maintain (i) that certain Performance Bond No. 104724290 in the amount of $3,525,000.00 in favor of Devon Energy Production Company, L.P. securing the plugging and abandonment obligations associated with East Cameron Area, Block 23, OCS-G 02853; (ii) that certain Performance Bond No. 104724284 in the amount of $4,500,000.00 in favor of Devon Energy Production Company, L.P. securing the plugging and abandonment obligations associated with OCS-G 2723, High Island Block A-269, and OCS-G 2724, High Island Block A-270; and (b) eighteen (18) months from the Closing Date, Seller shall be responsible to maintain that certain Performance Bond No. 104724291 in the amount of $200,000.00 in favor of On Board Properties, L.L.C. securing the plugging and abandonment obligations associated with EC 33, OCS-G 1972 and WC 173, OCS-0759 as to the N/2 of the block. On or prior to May 31, 2012, in the case of (a) above or November 31, 2012, in the case of (b) above, Purchaser shall cause Seller to be released in writing from Seller’s obligations under the bonds by either (i) satisfying the plugging and abandonment obligations associated with the above-referenced bonds and obtaining a written release of each such bond in accordance with its terms or (ii) obtain, or cause to be obtained, in the name of Purchaser replacement bonds in a form satisfactory to the obligee under each such bond and cause Seller to be released in writing from its obligations under each bond. Should Purchaser fail to timely satisfy its obligations set forth in the previous sentence following written notice from Seller and a period of fourteen (14) days to cure such failure, Purchaser shall be required to make a deposit with the Escrow Agent of an amount equal to (x) $60,000,000.00, less (y) the total amount deposited into the Escrow Account since the Closing. Notwithstanding anything to the contrary herein or otherwise in the Agreement, Purchaser agrees to indemnify and hold harmless Seller Indemnified Persons from and against any and all Losses resulting from Seller’s maintenance of the bonds set forth above.

8. Transition Services. At Closing, Seller and Purchaser agree to execute a transition services agreement in substantially the form attached hereto as Exhibit “B” (the “Transition Agreement”).

9. OCS-G 5370. To the extent that the BOEM does not require Purchaser to post a bond to the BOEM in order to be recognized as operator of Lease OCS-G 5370, Purchaser shall not be required to replace any BOEM bond that Seller has posted with the BOEM.

10. Continuation of Agreement. As amended hereby, the Agreement shall continue in full force and effect according to its terms.

IN WITNESS WHEREOF, this Amendment has been signed by each of the parties hereto on the date first above written.

SELLER:

Merit Management Partners I, L.P.

Merit Management Partners II, L.P.

Merit Management Partners III, L.P.

Merit Energy Partners III, L.P.

By: Merit Management Partners GP, LLC

By:	/s/ Christopher S. Hagge
Name:	Christopher S. Hagge
Title:	Vice President

MEP III GOM, LLC

By:	/s/ Christopher S. Hagge
Name:	Christopher S. Hagge
Title:	Vice President

Merit Energy Partners D-III, L.P.

By: Merit Management Partners I, L.P.

By: Merit Management Partners GP, LLC

By:	/s/ Christopher S. Hagge
Name:	Christopher S. Hagge
Title:	Vice President

Merit Energy Partners E-III, L.P.

By: Merit Management Partners II, L.P.

By: Merit Management Partners GP, LLC

By:	/s/ Christopher S. Hagge
Name:	Christopher S. Hagge
Title:	Vice President

Merit Energy Partners F-III, L.P.

By: Merit Management Partners III, L.P.

By: Merit Management Partners GP, LLC

By:	/s/ Christopher S. Hagge
Name:	Christopher S. Hagge
Title:	Vice President

PURCHASER:

Black Elk Energy Offshore Operations, LLC

By:	/s/ J.D. Matthews
Name:	J.D. Matthews
Title:	Vice President–Land